PROMISSORY NOTE


$500,000                                                30  March 2005


  For value received, Trinity Springs Inc., a Delaware corporation ("Maker"), promises to pay to Nebraska Distributing Company, a Nebraska corporation, located at 13619 Industrial Road, Omaha, Nebraska 68137 ("Holder"), the principal amount of Five Hundred Thousand Dollars ($500,000) as follows:

MATURITY DATE

  This Promissory Note (the "Note"), with interest at the rate of seven per centum (7%) per annum, shall be due and payable in one payment on or before June 15, 2005.

PAYMENT

  Any cash payment hereunder shall be applied first to the payment of costs and charges of collection, if any, then to accrued interest (including interest after any default), and the balance, if any, shall be then applied to reduction of principal. Principal and interest must be payable in lawful money of the United States of America.

DEFUALT / ACCELERATION

  If any default shall be made in payment hereunder, when due (an "Event of Default") then, upon the occurrence of any such Event of Default, Holder at its election, and without presentment, demand, or notice of any kind, all of which are expressly waived by Maker, may declare the entire outstanding balance of principal and any interest thereon immediately due and payable, together with all costs of collection, including attorney's fees. In the event of an Event of a Default, as described herein, the principal amount of this Promissory Note shall then begin accruing interest at the maximum rate of default interest allowable under law until paid in full, commencing on the date Holder sends Maker a notice of default.

ATTORNEY'S FEES AND COSTS

  In the event Holder takes any action to enforce any provision of this Note, either through legal proceedings or otherwise, Maker promises to immediately reimburse Holder for reasonable attorney's fees and all other costs and expenses so incurred. Maker shall also reimburse Holder for all attorney's fees and costs reasonably incurred in the representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief proceeding of or relating to Maker.





WAIVER

  The Maker of this Note hereby waives diligence, demand, presentment, notice of nonpayment, protest and notice of protest.

PREPAYMENT

  Maker may prepay this Note in full or in part at any time without prepayment charge. No partial prepayment shall release Maker thereafter from rendering all payments required herein until the Note is paid in full.

MISCELLANEOUS

  The terms of this Note shall inure to the benefit of and bind the parties hereto and their successors and assigns. As used herein, the term "Maker" shall include the undersigned Maker and any other person or entity who may subsequently become liable for the payment hereof. The term "Holder" shall include the named Holder as well as any other person or entity to whom this Note or any interest in this Note is conveyed, transferred or assigned.

GOVERNING LAW

  This Note shall be governed by and construed under the laws of the State of Nebraska. Maker consents to the personal and subject matter jurisdiction of any court located in the State of Nebraska, County of Douglas, for any dispute or controversy in any way related to or arising under this Note.



Trinity Springs, Inc.


By /s/ Andrew Mitchell, President


















                    PROMISSORY NOTE EXTENSION

  WHEREAS, on March 30, 2005, for value received, Trinity Springs, Inc. issued a Promissory Note to Nebraska Distributing Company with a principal amount of $500,000, an interest rate of seven percent (7%) per annum and a maturity date of June 15, 2005, and

  WHEREAS, the promissory note, together with accrued interest of $1,652.78 was not paid on the maturity date, and

  WHEREAS, Trinity Springs, Inc. has requested an extension of the maturity date for payment of principal and accrued interest to September 30, 2005.

  NOW, THEREFORE, IT IS HEREBY AGREED that the maturity date of the Promissory Note issued to Nebraska Distributing on March 30, 2005 for $500,000 plus accrued interest is extended to September 30, 2005.

  Accept as modified by this Extension, all of the terms of the Promissory Note shall remain in full force and effect.



Nebraska Distributing Company



By: /s/ Kathleen M. Evans
        Vice President